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                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Under Rule 14a-12

                          Kent Electronics Corporation
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)   Title of each class of securities to which transaction applies:  N/A
     (2)   Aggregate number of securities to which transaction applies:  N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).:
     (4)   Proposed maximum aggregate value of transaction:
     (5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:
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                         [KENT ELECTRONICS LETTERHEAD]

May 18, 2001

Dear Kent Electronics Corporation Shareholder:

By now, you should have received your proxy statement/prospectus and proxy card for the special meeting of shareholders to be held on Wednesday, June 6, 2001, at 10:00 a.m., Houston time, at Chase Tower, 600 Travis Street, Suite 2500, Houston, Texas 77002. At the special meeting, shareholders will be asked to approve and adopt the Amended and Restated Agreement and Plan of Merger dated as of March 21, 2001, between Avnet, Inc. and Kent Electronics Corporation, under which Kent would be merged into Avnet, as further described in the previously mailed proxy statement/prospectus. Your vote is very important and I urge you to take advantage of your right to vote.

You must return your instructions for your vote to be counted. By not voting, you are effectively voting against the proposed merger.

Please vote today by telephone or internet as instructed by your nominee, or use the proxy card you received to ensure that your votes are counted.

If you have any questions about the proposals, you may contact me, Stephen J. Chapko, at (281) 243-4000, or our proxy solicitor, Morrow & Co., toll free at
(800) 607-0088.

                                          Best regards,

                                          KENT ELECTRONICS CORPORATION

                                        /S/ STEPHEN J. CHAPKO
                                          Stephen J. Chapko
                                          Secretary